Exhibit 4.2

     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of September 29, 2006, among ATX Communications, Inc., CoreComm-ATX, Inc., ATX Licensing, Inc., ATX Telecommunications Services of VA, LLC, CoreComm Services, LLC, CoreComm Communications, LLC, CCL Historical, Inc., CoreComm Newco, Inc., CoreComm Illinois, Inc., CoreComm Indiana, Inc., CoreComm Maryland, Inc., CoreComm Massachusetts, Inc., CoreComm Michigan, Inc., CoreComm Missouri, Inc., CoreComm New Jersey, Inc., CoreComm New York, Inc., CoreComm Ohio, Inc., CoreComm Pennsylvania, Inc., CoreComm Rhode Island, Inc., CoreComm Vermont, Inc., CoreComm West Virginia, Inc., FCC Holdco I, Inc., Cortelyou Communications Corp., CoreComm Voyager, Inc., Voyager Information Networks, Inc. and CoreComm Internet Group, Inc. (each, a “New Guarantor” and collectively, the “New Guarantors”), each a direct or indirect subsidiary of Broadview Networks Holding, Inc. (the “Company”), the subsidiaries of the Company listed on the signature pages hereto under the heading “Existing Guarantors” (collectively, the “Existing Guarantors”) and THE BANK OF NEW YORK, a New York banking corporation, as trustee and collateral agent (the “Trustee”) under the Indenture (as defined and referred to below). All capitalized terms used but not otherwise defined herein shall have the meaning assigned thereto in the Indenture.
WITNESETH:
     WHEREAS the Company and the Existing Guarantors have heretofore executed and delivered to the Trustee an Indenture dated as of August 23, 2006 (the “Indenture”), providing for the issuance of its 11 3/8% Senior Secured Notes Due 2012;
     WHEREAS the Indenture permits the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which each New Guarantor shall unconditionally guarantee all of the Company’s obligations under the Indenture and the Notes on the terms and conditions set forth Herein;
     WHEREAS the Guarantee contained in this Supplemental Indenture shall constitute a “Guarantee”, and each New Guarantor shall constitute a “Guarantor”, for all purposes of the Indenture; and
     WHEREAS pursuant to Section 4.14 and 9.01, the Trustee, the Company, the Existing Guarantors and the New Guarantors are authorized or permitted to execute and deliver this Supplemental Indenture;
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
     1. Agreement to Guaranty. Each New Guarantor hereby agrees, jointly and severally with all the existing Guarantors, to unconditionally guarantee the Company’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.
     2. Successors and Assigns. All agreements of the New Guarantors in this Supplemental Indenture shall bind their successors.
     3. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Supplemental Indenture, the Indenture or the Notes shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein and therein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture, the Indenture or the Notes at law, in equity, by statute or otherwise.
     4. Modification. No modification, amendment or waiver of any provision of this Supplemental Indenture, nor the consent to any departure by the New Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

BROADVIEW NETWORKS HOLDINGS, INC.
By:	/s/ Corey Rinker
Name:
Title:

NEW GUARANTORS: ATX COMMUNICATIONS, INC.
By:	/s/ Corey Rinker
Name:
Title:

CORECOMM-ATX, INC.
By:	/s/ Corey Rinker
Name:
Title:

ATX LICENSING, INC.
By:	/s/ Corey Rinker
Name:
Title:

ATX TELECOMMUNICATIONS SERVICES OF VA, LLC
By:	/s/ Corey Rinker
Name:
Title:

CORECOMM SERVICES, LLC
By:	/s/ Corey Rinker
Name:
Title:

CORECOMM MICHIGAN, INC.
By:	/s/ Corey Rinker
Name:
Title:

CORECOMM MISSOURI, INC.
By:	/s/ Corey Rinker
Name:
Title:

CORECOMM NEW JERSEY, INC.
By:	/s/ Corey Rinker
Name:
Title:

CORECOMM NEW YORK, INC.
By:	/s/ Corey Rinker
Name:
Title:

CORECOMM OHIO, INC.
By:	/s/ Corey Rinker
Name:
Title:

CORECOMM PENNSYLVANIA, INC.
By:	/s/ Corey Rinker
Name:
Title:

CORECOMM RHODE ISLAND, INC.
By:	/s/ Corey Rinker
Name:
Title:

EXISTING GUARANTORS: BRIDGECOM HOLDINGS, INC.
By:	/s/ Corey Rinker
Name:
Title:

BRIDGECOM INTERNATIONAL, INC.
By:	/s/ Corey Rinker
Name:
Title:

BRIDGECOM SOLUTIONS GROUP, INC.
By:	/s/ Corey Rinker
Name:
Title:

TRUCOM CORPORATION
By:	/s/ Corey Rinker
Name:
Title:

OPEN SUPPORT SYSTEMS, LLC
By:	/s/ Corey Rinker
Name:
Title:

BROADVIEW NP ACQUISITION CORP.
By:
Name:
Title:

BROADVIEW NETWORKS, INC.
By:
Name:
Title:

BROADVIEW NETWORKS OF MASSACHUSETTS, INC.
By:
Name:
Title:

BROADVIEW NETWORKS OF VIRGINIA, INC.
By:
Name:
Title:

BV-BC ACQUISITION CORP.
By:
Name:
Title:

THE BANK OF NEW YORK, as Trustee and Collateral Agent
By:	/s/ Geovanni Barris
	Name:	GEOVANNI BARRIS
	Title:	VICE PRESIDENT